SCHEDULE A-1

DIRECTORS AND EXECUTIVE OFFICERS OF MUBADALA INVESTMENT COMPANY PJSC

The following table sets forth the name, present principal occupation or employment, and the name and principal business of the corporation or organization in which the employment is conducted for each member of the board of directors and each executive officer of Mubadala Investment Company PJSC. Each director of Mubadala Investment Company PJSC, and, except where indicated below, each executive officer is a citizen of the United Arab Emirates. Except where indicated below, the business address of each such executive officer and director is Mubadala Investment Company PJSC, P.O. Box 45005, Abu Dhabi, United Arab Emirates. Information about the other Reporting Persons is set forth in Item 2 of this Statement.

Directors

Name	Business Address	Position

HH Sheikh Mansour bin Zayed Al Nahyan	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Chairman; UAE Vice President, Deputy PM, Chairman of the Presidential Court

HH Sheikh Theyab bin Mohamed bin Zayed Al Nahyan	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Deputy Chairman of the Presidential Court for Development and Fallen Heroes' Affairs

HE Khaldoon Khalifa Al Mubarak	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Managing Director and Group CEO, MIC

HE Dr. Sultan Ahmed Al Jaber	P.O. Box 45005, Abu Dhabi, United Arab Emirates	UAE Minister of Industry and Advanced Technology

HE Suhail Mohamed Faraj Al Mazrouei	P.O. Box 45005, Abu Dhabi, United Arab Emirates	UAE Minister of Energy and Infrastructure

HE Abdulhamid Mohamed Saeed	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Chairman of the Awqaf and Minors Affairs Authority

HE Saif Saeed Ghobash	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Secretary-General of the Abu Dhabi Executive Council

Executive Officers

Name	Business Address	Position

His Excellency Khaldoon Khalifa Al Mubarak	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Group Chief Executive Officer and Managing Director

Waleed Al Mokarrab Al Muhairi	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Deputy Group Chief Executive Officer, Chairman, MDGH

Homaid Al Shimmari	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Deputy Group CEO, Chief Corporate & Human Capital Officer

Carlos Obeid (Lebanon)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Chief Financial Officer

Samer Saleh Halawa	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Chief Legal Officer

Hani Barhoush	P.O. Box 45005, Abu Dhabi, United Arab Emirates	CEO, Credit and Special Situations

Ahmed Saeed Al Calily	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Chief Strategy and Risk Officer

Saeed Al Mazrouei	P.O. Box 45005, Abu Dhabi, United Arab Emirates	MD and CEO, Abu Dhabi Investment Council

Dr. Bakheet Saeed Al Katheeri	P.O. Box 45005, Abu Dhabi, United Arab Emirates	CEO, UAE Investments

Khaled Salem Al Shamlan Al Marri	P.O. Box 45005, Abu Dhabi, United Arab Emirates	CEO, Real Assets

Camilla Macapili Languille (Canada)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Co-CEO, Private Equity

Luca Molinari (Italy)	P.O. Box 45005, Abu Dhabi, United Arab Emirates	Co-CEO, Private Equity